UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

Angi Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38220	82-1204801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 Walnut Street,	Suite 700
Denver,	CO	80205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 963-7200
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	ANGI	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.
Item 7.01    Regulation FD Disclosure

On May 5, 2026, Angi Inc. (the “Company” or “Angi”) announced that it had released its results for the quarter ended March 31, 2026. The full text of the related press release, which is posted on the "Investor Relations" section of the Company's website at https://ir.angi.com/quarterly-earnings and appears in Exhibit 99.1 hereto, is incorporated herein by reference.
Exhibit 99.1 is being furnished under both Item 2.02 "Results of Operations and Financial Condition" and Item 7.01 "Regulation FD Disclosure."
The information contained in this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Operating Officer and Related Compensatory Arrangements

On May 4, 2026, Mr. Michael Wanderer was appointed as Chief Operating Officer of Angi.

Prior to this appointment, Mr. Wanderer, age 50, served as Chief People Officer of Angi from September 2019 to May 2026 and SVP of People at Handy Technologies, Inc., which was acquired by Angi in October 2018, from February 2016 to August 2019. Prior to his roles at the Company, Mr. Wanderer served as Global Co-Head of HR at Jefferies Financial Group Inc., an investment bank, from July 2014 to November 2015, Chief Administration Officer of NYSE Technologies, Inc., a trading technology provider, from December 2009 to June 2013, and Chief Human Resources Officer of NYFIX, Inc., a financial technology firm, from April 2007 to December 2009. Earlier in his career, Mr. Wanderer held several human resources roles at Citigroup Inc., a financial services company. Mr. Wanderer received a Masters of Industrial and Labor Relations from Cornell University and a BA in Philosophy and Psychology from SUNY Geneseo.

There is no arrangement or understanding between Mr. Wanderer and any other persons pursuant to which Mr. Wanderer was selected as an officer within the meaning of Item 401(b) of Regulation S-K under the U.S. Securities Act of 1933, as amended (“Regulation S-K”), nor are there any family relationships between Mr. Wanderer and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. There are no transactions involving the Company and Mr. Wanderer that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Chief Operating Officer Compensatory Arrangements

In connection with Mr. Wanderer’s appointment, effective on May 4, 2026, the Company and Mr. Wanderer entered into an employment agreement (the “Employment Agreement”).

Term. The Employment Agreement has a scheduled term of one year from the effective date of the Employment Agreement (May 4, 2026) and provides for automatic renewals for successive one-year terms absent written notice from the Company or Mr. Wanderer at least 90 days prior to the expiration of the then current term. It further provides that Mr. Wanderer’s employment is at-will.

Compensation. The Employment Agreement provides that during the term, Mr. Wanderer will be eligible to receive an annual base salary of $450,000, discretionary annual cash bonus of up to $350,000, equity awards and such other employee benefits as may be reasonably determined by the Compensation Committee of the Company’s Board of Directors from time to time.

The Employment Agreement also provides that Mr. Wanderer will receive 12,500 restricted stock units under the Company’s Amended and Restated Angi Inc. 2017 Stock and Annual Incentive Plan that vest in one installment on the first anniversary of the grant date, subject to Mr. Wanderer’s continued employment with the Company.

Severance. Upon a termination of Mr. Wanderer’s employment by the Company without “cause” (as defined in the Employment Agreement, and other than by reason of death or disability), Mr. Wanderer’s resignation for “good reason” (as defined in the Employment Agreement) or the timely delivery of a non-renewal notice by the Company, subject to the execution and non-revocation of a release of claims in favor of the Company and Mr. Wanderer’s compliance with the restrictive covenants set forth below:

(i) the Company will continue to pay Mr. Wanderer his annual base salary for one year following such termination or resignation (the “Severance Period”); and

(ii) all unvested Angi equity awards (including cliff vesting awards, if any, which shall be pro-rated as though such awards had an annual vesting schedule) held by Mr. Wanderer that would have otherwise vested during the Severance Period shall vest as of the date of termination.

Restrictive Covenants. Pursuant to the Employment Agreement, Mr. Wanderer is bound by a covenant not to compete with the Company and its businesses during the term of his employment and the Severance Period and by covenants not to solicit the Company’s employees or business partners during the term of his employment and for 12 months after his termination or resignation.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by the text of the Employment Agreement, a copy of which will be included as an exhibit to the Company’s future SEC filings.

Appointment of Principal Accounting Officer

On May 4, 2026, Mr. Austin Kaplicer was appointed as Chief Accounting Officer of Angi. In this role, Mr. Kaplicer will serve as the Company’s principal accounting officer.

Prior to joining Angi, Mr. Kaplicer, age 46, served in various finance leadership roles at Vimeo, Inc., a video software platform, from March 2021 to December 2025, most recently as Interim Chief Financial Officer and Senior Vice President, Controller. In these capacities, he was responsible for Vimeo's global accounting, financial reporting and finance operations. Prior to Vimeo, Mr. Kaplicer held senior finance and accounting roles at Indeed, Inc., an employment search engine, from January 2020 to February 2021, and Time Warner Inc., a media and entertainment conglomerate, from May 2007 to December 2019, with a focus on financial reporting and technical accounting. Earlier in his career, he worked in public accounting, including with KPMG. Mr. Kaplicer is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Kaplicer and any other persons pursuant to which Mr. Kaplicer was selected as an officer within the meaning of Item 401(b) of Regulation S-K, nor are there any family relationships between Mr. Kaplicer and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K. There are no transactions involving the Company and Mr. Kaplicer that are required to be reported pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Kaplicer will receive a grant of 90,000 Angi restricted stock units on a date following July 1, 2026, pursuant to the Company’s Amended and Restated 2017 Stock and Annual

Incentive Plan, which award shall be scheduled to vest in three equal annual installments, on the first, second and third anniversaries of the award date, subject to continued service.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release of Angi Inc., dated May 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGI INC.

	By:	/s/ Shannon M. Shaw
	Name:	Shannon M. Shaw
	Title:	Chief Legal Officer
Date: May 5, 2026